                                                                   Exhibit 10.36


                                    AGREEMENT
                                    ---------

                  THIS AGREEMENT (the "Agreement") is made and entered into as of this 5th day of June 1998, by and between Waterlink, Inc., a Delaware corporation (the "Company"), and Chet S. Ross ("Ross").

                              W I T N E S S E T H :
                              ---------------------

                  WHEREAS, Ross is employed by the Company as President and Chief Executive Officer pursuant to that certain Employment Agreement (the "Employment Agreement") dated May 23, 1997 by and between Ross and the Company;

                  WHEREAS, the Company and Ross have determined that it would be in their respective interests to amicably resolve all disputes between them pursuant to this Agreement;

                  WHEREAS, Ross acknowledges that, as a result of his positions with the Company and related authority, he has had access to trade secrets, confidential information and other sensitive matters regarding the Company and its business and operations;

                  WHEREAS, Ross and the Company have agreed to certain provisions restricting Ross from disclosing confidential information and competing with the Company and its affiliates; and

                  WHEREAS, it is the mutual desire of Ross and the Company to settle all disputes among them and to release each other from certain liabilities and to set forth their mutual understandings and agreements with respect to the termination of Ross' employment with the Company;

                  NOW THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties agree as follows:

                  1. TERMINATION OF EMPLOYMENT. The Company and Ross hereby agree that (i) effective at the close of business on June 5, 1998 (the "Termination Date"), (x) Ross' employment with the Company will, without further action on the part of either party hereto, terminate, including his positions as President and Chief Executive Officer of the Company and all positions he holds as of such date with any subsidiaries of the Company and (y) Ross will resign as a director of the Company and as a director of each subsidiary of the Company of which he is a director as of the Termination Date, and (ii) the Employment Agreement will be terminated effective as of the Termination Date, and as of and subsequent to such date will be of no further force or effect.




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                  2. COMPENSATION.

                  2.1 TERMINATION PAYMENT. As consideration for the termination of the Employment Agreement, the Company shall pay to Ross an amount equal to $780,000, such amount to be payable to Ross in forty-eight (48) equal bi-monthly installments of $16,250 commencing on the Termination Date. The payments described in this Section 2.1 are collectively referred to as the "Termination Payment."

                  2.2 BENEFITS. The Company agrees to maintain in full force and effect, for the continued benefit of Ross, until the earlier to occur of (i) the second anniversary of the Termination Date (such two year period being referred to herein as the "Payment Period") and (ii) the date upon which Ross commences full-time employment (the earlier of such periods being referred to herein as the "Benefits Period"), all benefits and perquisites provided to him prior to the Termination Date, including all medical, dental, hospitalization, health, disability and accident insurance benefits, plans or programs in which Ross was entitled to participate immediately prior to the Termination Date (collectively, the "Medical Programs"); provided, however, that if, upon Ross' commencement of full-time employment during the Payment Period, he shall not be eligible to immediately participate in such new employer's medical, dental, hospitalization, health and accident insurance benefits or if such programs shall exclude, or limit benefits with respect to pre-existing conditions, then Ross shall continue to be covered by the Medical Programs until the earlier of (i) the conclusion of the Payment Period and (ii) the date upon which Ross may participate in such new employer's programs without any such limitations or restrictions. Neither the Payment Period nor the Benefits Period extends any "COBRA" coverage period. In the event that Ross' participation in any of the Company's benefits, plans or programs is barred, the Company shall arrange to provide Ross with benefits substantially similar to those which Ross would otherwise have been entitled to receive under such plans and programs. In furtherance and not in limitation of the foregoing, the Company agrees to continue to (x) provide Ross, during the Benefits Period, with long-term disability insurance coverage in the same manner and providing for benefits substantially commensurate with the level of benefits provided to Ross as of the date hereof and (y) pay to the lessor of the automobile presently leased by the Company for Ross' use, during the Benefits Period, aggregate payments of $1,000 per month, payable on the first day of each month during the Benefits Period with respect to such automobile. The Company shall also maintain for Ross, for a period of five (5) years after the Termination Date, a directors' and officers' liability insurance policy not less favorable than any policy that the Company maintains for its directors and executive officers in general.

                  2.3 STOCK OPTIONS. In connection with the execution of the Employment Agreement, Ross was granted stock options to purchase 300,000 shares of the common stock of the Company (the "Option Shares") at an exercise price of $11.00 per share (the "Stock Options") under the Company's 1995 Stock Option Plan (the "Plan") and pursuant to a Stock Option Agreement between Ross and the Company, dated May 23, 1997 (the "Stock Option Agreement"). The Company hereby agrees that irrespective of any term or condition of the Plan or the Stock Option Agreement to the contrary, effective as of the date hereof, the Stock Options that are not vested and exercisable as of such date shall be vested and exercisable and Ross shall be entitled to exercise all


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of the Stock Options until the close of business on January 10, 2000 (the "Sale
Period") without regard to the vesting criteria otherwise contained therein; provided, however, that Ross shall not sell the Option Shares purchased upon exercise of the Stock Options in an amount exceeding 25,000 shares per week (the "Weekly Limit") and 50,000 shares per month (the "Monthly Limit," and together with the Weekly Limit, the "Limits"); provided further, however, that (x) the Monthly Limit shall terminate and be of no further force or effect upon the earlier to occur of October 1, 1999 and the occurrence of a Change of Control and (y) the Limits shall terminate and be of no further force or effect upon the occurrence of a Change of Control. The Company agrees that at all times during the Sale Period, the acquisition by Ross of the Option Shares shall be registered under a registration statement on Form S-8 or other appropriate form (a "Registration Statement") filed with and declared effective by the Securities and Exchange Commission (the "SEC") and the Company shall take all action that may be necessary to (i) cause the Registration Statement to comply with all applicable laws and regulations and (ii) permit the sale by Ross, without any limitation as to volume (other than as set forth in this Section 2.3 or which may be applicable to "affiliates" pursuant to Rule 144 promulgated under the Securities Act of 1933), of the Option Shares. To the extent that a Registration Statement is not effective or does not contain all information required to be disclosed therein at any time during the Sale Period, the Sale Period shall be extended by the number of days during such period that such Registration Statement was not effective or did not contain all information required to be disclosed therein.

                  2.4 CHANGE OF CONTROL. Upon the occurrence of a Change of Control (as hereinafter defined), the sum of (x) all payments to be made to Ross pursuant to Section 2.1 hereof and (y) the cost of providing, or, as applicable, having Ross obtain, the benefits to be provided to him pursuant to Section 2.2 hereof, shall immediately become due and payable. For purposes of this Agreement, a "Change in Control" of the Company shall mean (i) the acquisition of beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), directly or indirectly, by any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company or Ross or an entity directly or indirectly controlled by Ross, of securities of the Company representing a majority or more of the combined voting power of the Company's then outstanding securities, (ii) the failure, for any reason, of the individuals who presently constitute the Board of Directors (the "Incumbent Board") to constitute at least a majority thereof, provided that any director whose election has been approved in advance by directors representing at least two-thirds (2/3) of the directors comprising the Incumbent Board or by Ross shall be considered, for these purposes, as though such director were a member of the Incumbent Board, (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least a majority of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, and such merger or consolidation occurs; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.


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                  3. CONFIDENTIAL INFORMATION.

                  3.1 Ross hereby acknowledges that, in the course of his employment by the Company, he has had access to secret and confidential information which relates to or affects all aspects of the business and affairs of the Company, its subsidiaries, affiliates or divisions, and which are not available to the general public ("Confidential Information"). Without limiting the generality of the foregoing, Confidential Information shall include information relating to inventions, developments, specifications, technical and engineering data, information concerning the filing or pendency of patent applications, business ideas, trade secrets, products under development, production methods and processes, sources of supply, marketing plans, and the names of any customers or prospective customers or of any persons who have or shall have traded or dealt with the Company. Accordingly, Ross agrees that he will not, for a period commencing on the Termination Date and concluding upon the earlier to occur of (a) two (2) years after such Termination Date and (b) the date subsequent to such Termination Date upon which the Company is in material breach of any material provision of this Agreement (provided that Ross notifies the Company in writing of such breach and the Company does not cure such breach within ten (10) days of the receipt of such notice from Ross), disclose or furnish any Confidential Information to any person, firm, corporation or other entity without the express prior written consent of the Company. Notwithstanding the foregoing, the term Confidential Information shall not include information or data which (i) is now or hereafter in the public domain, other than as a result of the breach of the Employment Agreement or this
Section 3 by Ross, (ii) prior to the date of commencement of Ross' employment by the Company was known to Ross, (iii) is, after the Termination Date, lawfully acquired by Ross from a third party who, to Ross' s knowledge, is not prohibited from disclosing such data or information to Ross or (iv) is required to be disclosed by court order or other legal process. In the event that Ross receives a request or demand to disclose all or any part of the Confidential Information under the terms of a subpoena or order issued by a court of competent jurisdiction or otherwise, Ross agrees to (x) promptly notify the Company of the existence, terms and circumstances surrounding such a request so that the Company may seek a protective order or other appropriate relief or remedy and
(y) if disclosure of such information is required, disclose such information and, subject to reimbursement by the Company of Ross' expenses, cooperate with the Company in its efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such portion of the disclosed information which the Company so designates.

                  3.2 Ross hereby acknowledges and agrees that any and all models, prototypes, notes, memoranda, notebooks, drawings, records, plans, documents or other material in physical form which contain or embody Confidential Information, whether created or prepared by Ross or by others ("Confidential Materials"), which are in Ross' possession or under his control, are the sole property of the Company. Accordingly, Ross hereby represents that as of the date hereof, Ross has returned to the Company all Confidential Materials and all copies thereof in his possession or under his control and has not retained any copies of Confidential Materials.


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                  4. NON-COMPETITION.

                  4.1 Ross agrees that for a period commencing on the Termination Date and concluding upon the earlier to occur of (a) twenty four
(24) months after such Termination Date and (b) the date subsequent to such Termination Date upon which the Company is in material breach of any material provision of this Agreement (provided that Ross notifies the Company in writing of such breach and the Company does not cure such breach within ten (10) days of the receipt of such notice from Ross), Ross shall not own, manage, operate, control or participate in the ownership, management, operation or control, or be employed by or connected in any manner with, any business, firm or corporation which is engaged in or competes with the business of the Company, its subsidiaries, affiliates or divisions as such business is constituted on the Termination Date.

                  4.2 Anything to the contrary herein notwithstanding, the provisions of this Section 4.1 shall not be deemed violated by the purchase and/or ownership by Ross of shares of any class of equity securities (or options, warrants or rights to acquire such securities, or any securities convertible into or exchangeable or exercisable for such securities) (x) of the Company (or any successor thereto), (y) representing (together with any securities which would be acquired upon the exercise of any such options, warrants or rights or upon the conversion of any other security convertible into or exchangeable or exercisable for such securities) three percent (3%) or less of the outstanding shares of any such class of equity securities of any issuer whose securities are traded on a national securities exchange or listed by NASDAQ, the National Quotation Bureau Incorporated or any similar organization; provided, however, that Ross shall not be otherwise connected with or active in the business (including serving as a member of the board of directors) of the issuers described in this Section 4.1 or (z) of any entity which is then employing Ross, provided that such employment does not violate the provisions of
Section 4.1.

                  5. REMEDY FOR BREACH. Ross hereby acknowledges that in the event of any breach or threatened breach by him of any of the provisions of Sections 3 or 4 of this Agreement, the Company would have no adequate remedy at law and could suffer substantial and irreparable damage. Accordingly, Ross hereby agrees that, in such event, the Company shall be entitled, and notwithstanding any election by the Company to claim damages, to obtain a temporary and/or permanent injunction to restrain any such breach or threatened breach or to obtain specific performance of any such provisions, all without prejudice to any and all other remedies which the Company may have at law or in equity.

                  6. REPRESENTATIONS AND WARRANTIES.

                  6.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants that:

                  (a) It has the full power and authority to consummate all transactions required of it by this Agreement. It has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement and this Agreement, when duly


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authorized, executed and delivered by Ross will constitute a legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws now or hereafter in effect relating to creditors' rights generally and by equitable principles of general application (regardless of whether considered in a proceeding in equity or at law) and the discretion of the court before which any such proceeding may be brought;

                  (b) Neither the execution and delivery of this Agreement, the consummation of the transactions required of it herein, nor the fulfillment of, or compliance with, the terms and conditions of this Agreement will conflict with, or result in, a breach of any of the terms, conditions or provisions of its charter or by-laws or any material agreement or instrument to which it is now a party or by which it is bound or constitute a material default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which it or its property is subject;

                  (c) There is no litigation pending or, to its knowledge, threatened, which if determined adversely to it, would adversely affect the execution, delivery or enforceability of this Agreement, or its ability to perform its obligations in accordance with the terms hereof, or which would have a material adverse effect on its financial condition; and

                  (d) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by it of, or compliance by it with, this Agreement.

                  6.2 REPRESENTATIONS AND WARRANTIES OF ROSS. Ross hereby represents and warrants that:

                  (a) He has the full power and authority to consummate all transactions required of him by this Agreement. He has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement and this Agreement, when duly authorized, executed and delivered by the Company will constitute a legal, valid and binding obligation, enforceable against him in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws now or hereafter in effect relating to creditors' rights generally and by equitable principles of general application (regardless of whether considered in a proceeding in equity or at law) and the discretion of the court before which any such proceeding may be brought;

                  (b) Neither the execution and delivery of this Agreement, the consummation of the transactions required of him herein, nor the fulfillment of, or compliance with, the terms and conditions of this Agreement will conflict with, or result in, a breach of any of the terms, conditions or provisions of any material agreement or instrument to which he is now a party or by which he is bound or constitute a material default or result in an acceleration under any of the foregoing, or result


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in the violation of any law, rule, regulation, order, judgment or decree to which he or his property is subject;

                  (c) There is no litigation pending or, to his knowledge, threatened, which if determined adversely to him, would adversely affect the execution, delivery or enforceability of this Agreement, or its ability to perform his obligations in accordance with the terms hereof, or which would have a material adverse effect on his financial condition; and

                  (d) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by him of, or compliance by him with, this Agreement.

                  7. RELEASE.

                  7.1 Ross, for himself and his heirs, personal representatives and members of his immediate family, voluntarily releases and forever discharges the Company, its affiliates, and its and their respective officers, directors, employees, agents, advisors, stockholders, successors and assigns, both individually and in their official capacities with the Company and/or its affiliates, of and from any and all actions or causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, covenants, claims, charges, complaints, contracts, agreements, trespasses, damages, judgments, commissions, executions, demands and promises whatsoever, in law or equity, which Ross, his heirs, executors, administrators, successors and assigns may now have or hereafter can, shall or may have for, upon, or by reason of any and all matters arising out of his relationship with the Company and/or its affiliates, and including, but not limited to, any claims regarding any alleged violation of Title VII of the Civil Rights Act of 1964, the Employee Retirement Income Security Act of 1974, the Age Discrimination in Employment Act of 1967 as amended, 42 U.S.C. Section 1981, Ohio Revised Code Section 4112.02(A) and (N), the Vocational Rehabilitation Act, the Equal Pay Act of 1963, the National Labor Relations Act and any other alleged violation of any local, state or federal statutory or common law, regulation or ordinance, and/or public policy, contract or tort law, having any bearing whatsoever on his relationship with the Company and/or its affiliates, including, without limitation, the terms and conditions and/or cessation of his employment or the termination of the Employment Agreement; provided however, that notwithstanding the foregoing provisions of this release, this release shall not apply to and Ross reserves the following
(i) any rights, claims and causes of action he may have arising out of or resulting from the non-performance or breach of the terms and conditions of this Agreement and the Stock Option Agreement between the Company and Ross and (ii) any right, claims and causes of action that Ross may acquire solely as a stockholder or optionholder of the Company and only with respect to matters arising after the Termination Date; provided, however, that Ross may only join in, but may not initiate, any stockholder class action or stockholder derivative lawsuit against, or in the name of, as the case may be, the Company. This release is for any relief, no matter how denominated, including but not limited to wages, back pay, front pay, compensatory damages or punitive damages. Ross understands, acknowledges and agrees that by signing this Agreement, he is waiving the right to recover in any proceeding he may bring before the U.S. Equal Employment Opportunity Commission or in any proceeding brought by the


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U.S. Equal Employment Opportunity Commission on his behalf. Ross further agrees that he will not file or permit to be filed on his behalf any such claim.

                  7.2 The Company voluntarily releases and forever discharges Ross of and from any and all actions or causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, covenants, claims, charges, complaints, contracts, agreements, trespasses, damages, judgments, commissions, executions, demands and promises whatsoever, in law or equity, which the Company may now have or hereafter can, shall or may have for, upon, or by reason of any and all matters arising out of Ross' relationship with the Company and/or its affiliates, and including as an officer, employee and stockholder of the Company and/or its affiliates, and including, but not limited to, all claims for officer loans and advances made to Ross; provided, however, that notwithstanding the foregoing provisions of this release, the Company hereby reserves any rights, claims and courses of action it may have arising out of or resulting from breach of the terms and conditions of this Agreement. The Company further agrees to defend, indemnify and hold Ross absolutely harmless from any and all claims asserted in the future by any person arising out of, or in any way connected to, Ross' employment relationship with the Company, excluding claims by Ross or the Company against the other with respect to this Agreement or the Employment Agreement.

                  8. RIGHT TO CONSIDER AND REVOKE.

                  8.1 The Company agrees that Ross may consider whether to agree to the terms and conditions contained herein for a period of twenty-one (21) days after the date the Company executes this Agreement. Accordingly, Ross may execute and return a countersigned copy of this Agreement to the Company on or prior to June 26, 1998 to acknowledge his understanding of and agreement with the foregoing.

                  8.2 This Agreement will become effective, enforceable and irrevocable seven (7) days after the date on which Ross executes it (the "Effective Date"). During the seven-day period ending on the Effective Date, Ross may revoke his agreement to accept the terms hereof by so indicating in writing to the Company hereunder, whereupon this Agreement will terminate and be of no force and effect.

                   9. NON-DISCLOSURE OF AGREEMENT. Ross and the Company mutually agree not to disclose, either directly or indirectly, any information whatsoever regarding the existence or substance of this Agreement to any person or organization, except as may be required by law. The provisions of this Section 9 specifically exclude members of Ross' immediate family, his and the Company's respective legal counsel and accountants (each of which will be advised of the confidential nature, and the prohibition on the disclosure of, terms and provisions of this Agreement) and include, but are not limited to, members of the media, members of the financial community, present and former employees (excluding current executive officers and directors of the Company), customers and suppliers of, and lenders to, the Company, its affiliates and other members of the public.


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                   10. NON-DISPARAGEMENT. Ross and the Company mutually agree not to make any statements, in writing or otherwise, that may disparage the reputation or character of the other party hereto (and, with respect to the Company and its affiliates, its and their respective officers, directors, employees and agents), at any time from and after the date hereof for any reason whatsoever, except in connection with any litigation or administrative proceedings by or between Ross and the Company. Ross and the Company each acknowledge that, to the date hereof, he or it, as appropriate, has not made disparaging remarks regarding the other.

                   11. KNOWLEDGE AND CONSENT OF PARTIES. The parties hereto mutually warrant and represent that they have read and understand this Agreement and that this Agreement is executed voluntarily and without duress or undue influence on the part of or on behalf of either party hereto. The parties hereby acknowledge that they have been represented in negotiations and for the preparation of this Agreement by counsel of their own choice; that they have read this Agreement; and that they are fully aware of the contents of this Agreement and of the legal effect of each and every provision hereof. It is acknowledged and agreed by each of the parties to this Agreement that each of the parties has participated in the drafting of this Agreement and that any claimed ambiguity should not be construed for or against any such party on account of such drafting.

                  12. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered personally or sent by registered or certified mail (return receipt requested), postage prepaid, or by telecopy (immediately followed by telephone confirmation of delivery of such telecopy with the intended recipient of such notice and by notice in writing sent promptly by registered or certified mail as provided above) to the parties to this Agreement at the following addresses or at such other address for a party as shall be specified by like notice:


                  To the Company:     Waterlink, Inc.
                                      4100 Holiday Street, N.W.
                                      Canton, OH  44718-2532
                                      Telephone:  (330) 649-4000
                                      Telecopy:  (330) 649-4008
                                      Attention:  Chairman of the Board

                  With copies to:     Ira Kaplan, Esq.
                                      Benesch, Friedlander, Coplan & Aronoff LLP
                                      2300 BP America Building
                                      200 Public Square
                                      Cleveland, OH 44114-2378
                                      Telephone:  (216) 363-4500
                                      Telecopy:  (216) 363-4588



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                  To Ross:            Chet S. Ross
                                      7857 Pine Ridge Street N.W.
                                      North Canton, OH 44720
                                      Telephone: (330) 497-2297
                                      Telecopy: (330) 497-2298

                  With a copy to:     Scott M. Zimmerman, Esq.
                                      Shereff, Friedman, Hoffman & Goodman, LLP
                                      919 Third Avenue
                                      New York, NY 10022
                                      Telephone:  (212) 758-9500
                                      Telecopy:  (212) 758-9526

                  All such notices and communications shall be deemed to have been received on the date of personal delivery, on the date that the telecopy is confirmed as having been received or on the third business day after the mailing thereof, as the case may be.

                  13. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties hereto with respect to the matters contemplated herein and supersedes all prior agreements or understandings among the parties related to such matters. Ross and the Company mutually agree to deliver all such other documents and to do and perform all such other acts as may be reasonably be required from time to time in connection with this Agreement.

                  14. BINDING EFFECT; THIRD PARTY BENEFICIARIES. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and upon Ross. "Successors and assigns" shall mean, in the case of the Company, any successor pursuant to a merger, consolidation, or sale, or other transfer of all or substantially all of the assets of the Company. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to Ross, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement. As used in this Agreement, "Company" shall mean Waterlink, Inc. and any successor to its business and/or assets.

                  15. NO ASSIGNMENT. This Agreement may not be assigned by Ross, but may be assigned by the Company to any affiliate thereof and to any successor to its business or the purchaser of all or substantially all of its assets.

                  16. AMENDMENT OR MODIFICATION; WAIVER. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by all parties hereto. Except as otherwise specifically provided in this Agreement,


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no waiver by either party hereto of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar provision or condition at the same or at any prior or subsequent time.

                   17. ADMISSION; EVIDENCE. The execution of this Agreement shall not be deemed an admission of any wrongdoing, liability or unlawful conduct on the part of Ross and/or the Company, its affiliates, divisions, officers, employees, agents, successors or assigns. Neither this Agreement nor any portion hereof shall be admissible evidence in any proceeding whatsoever involving any party other than Ross, the Company or their representatives or successors hereto.

                  18. FEES AND EXPENSES. The Company will reimburse Ross for the reasonable attorney's fees incurred by him in connection with the negotiation and preparation of this Agreement. If either party institutes any action or proceedings to enforce any rights the party has under this Agreement, or for damages by reason of any alleged breach of any provision of this Agreement, or for a declaration of each party's rights or obligations hereunder or to set aside any provision hereof, or for any other arbitral or judicial remedy, each party shall be responsible for its own costs and expenses incurred thereby, including but not limited to, attorneys' fees and disbursements.

                  19. GOVERNING LAW; ARBITRATION. The validity, interpretation, construction, performance and enforcement of this Agreement shall be governed by the internal laws of the State of Ohio, without regard to its conflicts of law rules. Any controversy or claim arising out of or relating to this Agreement, shall be settled by arbitration in accordance with the rules of the American Arbitration Association, and judgment upon such award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The arbitration shall be held in Canton, Ohio or such other place as may be agreed upon at the time by the parties to the arbitration.

                  20. TITLES. Titles to the Sections and subsections in this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the title of any Section.

                  21. COUNTERPARTS. This Agreement may be executed in one or more counterparts, which together shall constitute one agreement. It shall not be necessary for each party to sign each counterpart so long as each party has signed at least one counterpart.

                  22. SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms and provisions of this Agreement in any other jurisdiction.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

                                   WATERLINK, INC.



                                   By: /s/ MICHAEL J. VANTUSKO
                                      -----------------------------------------
                                       Name: Michael J. Vantusko
                                       Title: Chief Financial Officer


                                      /s/ CHET S. ROSS
                                   --------------------------------------------
                                       Chet S. Ross